UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 14, 2008
VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 14, 2008, Vion Pharmaceuticals, Inc. (“Vion”), entered into an amendment of its lease with Science Park Development Corporation, dated November 1, 2001, as previously amended, in order to reduce expenses. The amendment, which is effective as of October 1, 2008, provides for Vion’s surrender of 4,738 rentable square feet and a change in the total base annual rent for all premises leased by Science Park Development Corporation to Vion from $288,618.00 per year ($24,051.50 per month) to $236,500.00 per year ($19,708.33 per month). Vion expects total savings related to the reduction in rentable square feet to approximate $288,000 over the remaining term of the lease. The term of the lease will continue to run through December 31, 2010, unless sooner terminated or extended pursuant to the terms of the lease.
     A copy of the amendment is attached as Exhibit 10 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10	Third Amendment to Lease, dated as of October 1, 2008, by and between Vion Pharmaceuticals, Inc. and Science Park Development Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: October 17, 2008	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX
10	Third Amendment to Lease, dated as of October 1, 2008, by and between Vion Pharmaceuticals, Inc. and Science Park Development Corporation.